Exhibit 1.01

AGILENT TECHNOLOGIES, INC.

Conflict Minerals Report

For the Year Ended December 31, 2018

This Conflict Minerals Report (the “Report”) of Agilent Technologies, Inc. (“Agilent,” the “Company,” “we,” “us,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2018 to December 31, 2018 (“Reporting Year”). The report covers all Agilent majority-owned subsidiaries and variable interest entities that are subject to the Rule.

The Rule imposes certain due diligence and reporting obligations on US Securities and Exchange Commission (“SEC”) registrants whose manufactured products (including products contracted to be made for each registrant) that contain “conflict minerals” necessary to the functionality or production of those products.  The Rule defines “conflict minerals” to include cassiterite, columbite-tantalite, gold, wolframite and their derivatives limited to tin, tantalum, tungsten, and gold (collectively referred to as “3TGs”) regardless of their country of origin or whether they are used to finance or benefit armed groups.

Agilent is a leader in life sciences, diagnostics and applied chemical markets. Our company provides laboratories worldwide with instruments, services, consumables, applications and expertise. Our products that could contain conflict minerals are: liquid chromatography systems; liquid chromatography mass spectrometry systems; gas chromatography systems; gas chromatography mass spectrometry systems; inductively coupled plasma mass spectrometry instruments; atomic absorption instruments; microwave plasma-atomic emission spectrometry instruments; inductively coupled plasma optical emission spectrometry instruments; bioanalytical Instruments, microarray equipment, raman spectrometers and autostainers, laboratory automation and robotic systems; vacuum pumps and measurement technologies.

Agilent supports the goal of ending violence, human rights violations and environmental devastation in the Covered Countries. We are committed to complying with all requirements applicable to our company under the Conflict Minerals Rule. We are also committed to sourcing components and materials from organizations that share our values around human rights, ethics and environmental responsibility.

Agilent has adopted a conflict minerals policy to ensure compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that applies to all Agilent identified supply chain partners. Our policy is publicly available on our website: http://www.agilent.com/environment/Agilent_Conflict_Minerals_Policy_Statement.pdf

We are committed to working with suppliers who adhere to our environmental expectations and human rights policies, which are publicly available on our website: http://www.agilent.com/environment/env_expectations.shtml

REASONABLE COUNTRY OF ORIGIN INQUIRY (RCOI)

Our RCOI corresponds to the five-step OECD Due Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”).  The OECD Guidance provides a framework for detailed due diligence to support responsible global supply chain management of minerals and is currently the only internationally recognized framework for raw material due diligence.

The OECD Guidance (including its Supplements) applies to each of the 3TGs and to Agilent as a “downstream company.”

Agilent typically does not purchase Conflict Minerals directly from mines, smelters or refiners.  Agilent’s supply chain is extensive and complex with many layers of suppliers positioned between us and 3TG raw materials smelters or processors (also known as “SORs.”).

For reporting purposes, we required our relevant direct suppliers to complete the Conflict Minerals Reporting Template (“CMRT”) designed by the Responsible Minerals Initiative (RMI).  Suppliers were instructed to upload their CMRT to a specific website but if they were unable to do so, they were then requested to submit their completed CMRT to us via email.

For the reporting year of 2018, we received responses from 100% of the in-scope suppliers surveyed.  We continue to work with our suppliers to improve the quality and completeness of their reports, and we provide feedback to suppliers if their reports are incomplete or inconsistent.

We conducted reasonable due diligence regarding the source and chain of custody of the conflict minerals in our products. Based on our efforts, we have reason to believe that some of the conflict minerals present in our supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or adjoining countries (collectively the “Covered Countries”). We are unable to determine with assurance the origin of the conflict minerals in our products at this time and therefore cannot exclude the possibility that some conflict minerals may have originated in the DRC or Covered Countries.  For this reason, we are required under the Rule to submit this Conflict Minerals Report (CMR) as an exhibit to Agilent’s Form SD.

Agilent has taken the following measures to exercise due diligence on the source and chain of custody of Conflict Minerals in its products for this reporting period.

OECD Step 1: Strong Company Management Systems

Agilent has established a management system for conflict minerals policy to ensure compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that applies to all Agilent identified supply chain partners.  http://www.agilent.com/environment/Agilent_Conflict_Minerals_Policy_Statement.pdf .

We are committed to working with suppliers who adhere to our environmental expectations and human rights policies, which are publicly available on our website: http://www.agilent.com/environment/env_expectations.shtml

Agilent expects that all Suppliers shall comply with Agilent’s Supplier Code of Conduct.

Agilent has established a supplier-compliance process for its supply chain.  As part of this global process, suppliers receive a written communication regarding our supplier compliance requirements (including those relating to conflict minerals).  In addition, core and strategic suppliers on a scheduled basis are required to complete a verification survey to ensure compliance with Agilent’s supply chain requirements.

Agilent has also established a management team for overseeing conflict minerals compliance. The team supervising this program includes members of the Legal, Enterprise Regulatory Affairs and Supply Chain functions.  Their efforts are supported by Agilent’s General Counsel, as well as executive-level sponsorship.  Senior management is briefed about the results of our due diligence efforts before reviewing potential opportunities to improve it to mitigate risk.

Agilent has put in place the necessary controls to promote compliance with the SEC Rule.  Controls include, but are not limited to, our Standards of Business Conduct, which outlines expected behaviors for all Agilent employees and contractors and the Agilent Supplier Environmental and Social Responsibility Code of Conduct.

Agilent is committed to providing an anonymous grievance reporting mechanism for our employees, suppliers and other stakeholders who may be impacted by our operations.  We have put in place multiple mechanisms whereby employees and suppliers can report violations of Agilent’s policies, including an anonymous reporting hotline.

OECD Step 2: Identify and assess risks in the supply chain

We took the following steps to identify and assess supplier conflict mineral sourcing risk during this reporting year:

•	Based upon the Rule and SEC guidance, we generated a list of potential in-scope suppliers to receive Agilent’s annual CMRT survey.
•

Working with a third-party conflict minerals specialist, we surveyed all potential in-scope suppliers to determine the status of any 3TGs contained in components that we sourced from them during the 2018 reporting year. The survey followed OECD Guidance as tailored for Agilent’s role as a downstream company. Our survey included questions regarding the supplier’s raw material due diligence policies and procedures, its practices for engaging with its upstream suppliers, SORs from which its 3TGs were sourced, and the origins of 3TGs contained in the supplier’s products.

•

We reviewed all supplier CMRT submissions to validate their accuracy and to identify red flags or errors.  We worked with our third-party conflict minerals specialist to obtain updated responses from suppliers when necessary.

•	We identified 139 active in-scope suppliers for the 2018 reporting year. We obtained survey responses from all these suppliers resulting in a 100 percent response rate.

Certain of the responses, provided by suppliers in their CMRT, included the names of facilities listed as smelters or refiners.  In most cases, we do not have a direct relationship with smelters and refiners and do not perform or direct audits of these entities within our supply chain.  We compared the smelters listed by our Suppliers’ in their CMRT Smelter List with the RMI’s Smelter Look-up Reference Table included in CMRT Version 5.11.  CMRTs with smelters or refiners found to not be included in this Reference Table were returned to the supplier for corrections.

All responses received provided data at a company or division level. In some cases, based on CMRT responses, we were unable to determine the specific smelters or refiners used for components, material or assemblies supplied to us. Therefore, we are unable to determine whether the conflict minerals reportedly in use by the suppliers were contained in components, parts or assemblies supplied to us. For example, suppliers did not always provide smelter lists or provided incomplete lists as they are dependent on their suppliers for complete smelter information.

Step 3 Design and implement a strategy to respond to identified risks

•

We reported to Agilent’s Global Supply Chain management and individual Category Managers with assigned account(s) on conflict minerals topics as part of the weekly status of Supplier CMRT collection efforts and risk categorization of Suppliers based on analysis of their CMRT submissions.

•

Agilent mapped Suppliers against the smelters that they reported in their CMRT to determine how many and which Suppliers to Agilent would need to change their upstream Suppliers to remove specific high-risk smelters from the supply chain.

•	We stayed informed of macro Conflict Minerals issues and developments through participation in the RMI.

Step 4: Carry out independent third-party audit of smelter(s)/refiner(s) due diligence practises

Agilent is a member of the RMI.  We use the RMI audit status (Responsible Minerals Assurance Process - RMAP), and RCOI information as key inputs to help us manage risk in our supply chain. We rely on the RMI to determine if smelters and refiners reported by our suppliers are Conformant with RMAP Conflict-Free management sourcing standards. These audit standards have been developed by the RMI to assess if smelters or refiners have management systems in place to support responsible sourcing practices.

We are unable to determine with assurance the origin of the conflict minerals in our products at this time and therefore cannot exclude the possibility that some conflict minerals may have originated in the DRC or Covered Countries. For this reason, we are required under the Rule to submit this Report as an exhibit to Agilent’s Form SD.

Step 5: Report annually on supply chain due diligence

Agilent complies with this step through this report filing and its related FORM-SD to the SEC and making it publicly available on the SEC website.

FINDINGS AND CONCLUSIONS

We conducted a targeted survey of 139 of our strategic and core direct material suppliers, who account for over 80-85% of our procurement spends in 2018. The targeted suppliers were requested to submit a CMRT of version 5.11.

Based on these responses, 322 RMI confirmed smelters that process conflict minerals have been identified as potentially being in our supply chain.  This is all the RMI-validated SORs that are listed in the RMI’s CMRT Version 5.11 Smelter Look-up Reference Table.

Of these 322 SORs, on the date when Agilent’s updated CMRT was published, 251 smelters were Conformant with the RMI’s RMAP process and 6 were Active.  Combining these two classifications into Participating SORs, Agilent can report that 80% of the SORs in our 3TG Supply Chains are participating in the RMI’s RMAP program.

Based on the information received from suppliers regarding the SORs that processed the necessary conflict minerals in our products, we do not have sufficient information to definitively conclude the sources and countries of origin at the mine level.

We believe that our inquiries and investigations represent a reasonable effort to determine the mines or locations of origin of the conflict minerals in our products, including:

(1) Seeking information about conflict minerals smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT; and

(2) Verifying those smelters and refiners with the RMI database.

Future Considerations

We will continue to investigate and implement opportunities, partnering with our suppliers, to improve Agilent’s conflict minerals due diligence process and to mitigate risk that the conflict minerals necessary in our products could benefit armed groups in the DRC and/or adjoining countries.

Continue to influence upstream sourcing practices to require the usage of RMAP-compliant SORs, including the use of Conflict-Free contract clauses.

Improve CMRT response completeness from in-scope direct suppliers through Agilent’s review and feedback to those suppliers using the most current SOR information.

Remain aware of developments in Conflict Minerals due diligence processes by participation in the RMI and apply that knowledge to Agilent’s risk assessment and mitigation actions

The table below includes smelters and refiners reported in Agilent’s supply chain as of December 31, 2018.

APPENDIX A: SMELTER AND REFINERS REPORTED IN AGILENT’S SUPPLY CHAIN AS OF DECEMBER 31, 2018.

Metal	RMI Smelter ID	Facility Name of Smelter or Refiner	Country Location of Smelter or Refiner
Gold	CD002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID003185	African Gold Refinery	UGANDA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID002560	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000180	Caridad	MEXICO
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY
Gold	CID000401	Dowa	JAPAN
Gold	CID003195	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
Gold	CID001322	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES

Metal	RMI Smelter ID	Facility Name of Smelter or Refiner	Country Location of Smelter or Refiner
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID002765	Italpreziosi	ITALY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	CID001032	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	CID002762	L'Orfebre S.A.	ANDORRA
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Metal	RMI Smelter ID	Facility Name of Smelter or Refiner	Country Location of Smelter or Refiner
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID002866	Morris and Watson Gold Coast	AUSTRALIA
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID001352	PAMP S.A.	SWITZERLAND
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	CID002582	Remondis Argentia B.V.	NETHERLANDS
Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	CID001534	Royal Canadian Mint	CANADA

Metal	RMI Smelter ID	Facility Name of Smelter or Refiner	Country Location of Smelter or Refiner
Gold	CID002761	SAAMP	FRANCE
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID002973	Safimet S.p.A	ITALY
Gold	CID002290	SAFINA A.S.	CZECH REPUBLIC
Gold	CID002853	Sai Refinery	INDIA
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY
Gold	CID001573	Schone Edelmetaal B.V.	NETHERLANDS
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	CID002567	Sudan Gold Refinery	SUDAN
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID002587	Tony Goetz NV	BELGIUM
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002854	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002100	Yamakin Co., Ltd.	JAPAN

Metal	RMI Smelter ID	Facility Name of Smelter or Refiner	Country Location of Smelter or Refiner
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID000410	Duoluoshan	CHINA
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET Blue Metals	MEXICO
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID002847	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA

Metal	RMI Smelter ID	Facility Name of Smelter or Refiner	Country Location of Smelter or Refiner
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002592	CV Dua Sekawan	INDONESIA
Tin	CID000306	CV Gita Pesona	INDONESIA
Tin	CID002593	CV Tiga Sekawan	INDONESIA
Tin	CID000315	CV United Smelting	INDONESIA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID000402	Dowa	JAPAN
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID000468	Fenix Metals	POLAND
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	CID002859	Gejiu Jinye Mineral Company	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Metal	RMI Smelter ID	Facility Name of Smelter or Refiner	Country Location of Smelter or Refiner
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID002773	Metallo Belgium N.V.	BELGIUM
Tin	CID002774	Metallo Spain S.L.U.	SPAIN
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID001337	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID003208	Pongpipat Company Limited	MYANMAR
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA
Tin	CID002530	PT Inti Stania Prima	INDONESIA
Tin	CID001448	PT Karimun Mining	INDONESIA
Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA
Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA

Metal	RMI Smelter ID	Facility Name of Smelter or Refiner	Country Location of Smelter or Refiner
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID002756	Super Ligas	BRAZIL
Tin	CID001898	Thaisarco	THAILAND
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002180	Yunnan Tin Company Limited	CHINA
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Metal	RMI Smelter ID	Facility Name of Smelter or Refiner	Country Location of Smelter or Refiner
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA